Exhibit 10.1

Certain information identified by [*CONFIDENTIAL*] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as confidential

EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (the “Agreement”), dated as of August 8, 2025 (the “Effective Date”), is entered into by and between the following parties GTC, INC., a Texas corporation, whose business address is 7007 Pinemont Drive, Houston, Texas, USA 77040 (the “Seller”); and Dawson Operating LLC, a Texas limited liability company, whose business address is 508 W. Wall, Suite 800, Midland, Texas 79701 (the “Buyer”). The Seller and the Buyer are collectively referred to as the “Parties” and each a “Party”.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 13 of this Agreement.

WHEREAS, the Buyer wishes to purchase certain equipment from Seller, as described on Exhibit A attached hereto (the “Equipment”), and the Seller wishes to sell the Equipment to the Buyer on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.SALE AND PURCHASE OF THE EQUIPMENT

A.Subject to the terms and conditions set forth herein, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title, and interest in, to the Equipment, free and clear of all Encumbrances, except as provided in this Agreement or in any Transaction Document.

2.THE PURCHASE PRICE

A. Purchase Price.  The aggregate purchase price for the Equipment shall be $24,197,825 (the “Purchase Price”). The Purchase Price shall be paid as set forth in this Article 2.

B.Cash Payment.

i.	Upon the execution of this Agreement, Buyer shall deliver to the Seller, by wire transfer of immediately available funds to an account designated by the Seller in writing, an amount equal to $4,839,565.

ii.	Upon the delivery and acceptance by Buyer of the Third Channel Delivery, the Buyer shall deliver to the Seller, by wire transfer of immediately available funds to an account designated by the Seller in writing, an amount equal to $1,209,891.

C.	Promissory Notes. The balance of the Purchase Price shall be financed by the delivery of three (3) separate promissory notes, substantially in the form attached hereto as Exhibit B (each, a “Note”

and collectively, the “Notes”), each with a term of thirty-six (36) months, bearing interest at a fixed rate of 8.75% APR. Upon acceptance in writing by Buyer of the First Channel Delivery, Buyer will issue to Seller a Note in the original principal amount of $3,605,598 for the First Channel Delivery. Upon acceptance in writing by Buyer of the Second Channel Delivery, Buyer will issue to Seller a Note in the original principal amount of $10,895,325 for the Second Channel Delivery. Upon acceptance in writing by Buyer of the Third Channel Delivery, Buyer will issue to Seller a Note in the original principal amount of $3,647,446 for the Third Channel Delivery.

D.	Buyer may prepay the financed amounts, in whole or in part, at any time without penalty.

3.SHIPMENT AND DELIVERY.

A.Provided that the payment conditions established in Section 2 have all been met, the Seller shall deliver the Equipment to Buyer Ex Works (EXW) at the Seller’s Worksite during Seller’s normal business hours, as follows: (i) the First Channel Delivery on or about August 8, 2025; (ii) Second Channel Delivery on or before November 3, 2025, and (iii) Third Channel Delivery on or before January 9, 2026. Seller shall notify Buyer in writing (email being sufficient for this purpose) at least 72 hours before delivering the Equipment. Timely delivery of the Equipment is of importance under this Agreement, and Seller shall exert all reasonable efforts to timely achieve delivery as stipulated herein. If Seller fails to supply the Equipment in full on or before each applicable delivery date, the Buyer may, at the Buyer’s sole option, (i) agree to a delivery date different from the one specified in this Section 3, and the Parties shall amend the applicable delivery date under this Agreement accordingly by executing a written amendment agreement, or (ii) terminate this Agreement immediately, by providing written notice to the Seller and exercise any rights and remedies available to Buyer under applicable Laws. Notwithstanding the foregoing, the Parties may mutually agree in writing (email being sufficient for this purpose) that any shortfall in one delivery may be fulfilled in the subsequent delivery.  Seller shall not be liable for delay in performance or nonperformance of any of its obligations hereunder, in whole or in part, if such performance is rendered impracticable by the occurrence of any contingency or condition beyond the control of either Seller or Seller's suppliers, including without limitation war, sabotage, embargo, riot or other civil commotion, failure or delay in transportation, act of any government or any court or administrative agency thereof (whether or not such action proves to be invalid) provided that an increase in Seller’s or its suppliers’ costs due to tariffs shall not relieve Seller of its obligations, labor strikes, accident, fire, explosion, flood or other casualty, shortage of labor, fuel, energy, raw materials or machinery or technical failure (a “Force Majeure Event”).  In the event of a Force Majeure Event, Seller shall promptly notify Buyer party in writing, describing the nature of the event and its expected duration. Seller shall use commercially reasonable efforts to mitigate the effects of the Force Majeure Event and to continue performance under this Agreement to the extent reasonably possible.  If the Force Majeure Event continues for more than sixty (60) days, Buyer may terminate this Agreement upon notice to Seller.

B. Buyer has the right, at its sole option, to inspect all or any portion of the Equipment received under this Agreement at any time on or after the delivery date. If Buyer determines, in its sole discretion, that any of the Equipment delivered under this Agreement is damaged, other than as a result of any direct act or omission of Buyer, do not fully conform to the specifications or the warranties in Section 6A, or are otherwise nonconforming with the terms of this Agreement or otherwise defective in any respect (“Nonconforming Equipment”) or that the quantity received does not match the quantity specified in the applicable order, Buyer may, at its option:

i.	reject all or any portion of the Nonconforming Equipment and either (i) receive a refund of the price paid by Buyer for such Nonconforming Equipment plus any inspection, test, shipping, handling, and transportation charges incurred by Buyer, or (ii) require prompt repair or replacement of such Equipment;

ii.	if the quantity delivered exceeds the quantity specified in the order, either (i) reject all or any excess Equipment for a refund of the price paid by Buyer for such excess Equipment, plus any inspection, test, shipping, handling, and transportation charges incurred by Buyer, or (ii) or keep all the excess Equipment, provided the price for the relevant order shall be adjusted to include any excess Equipment not rejected by Buyer; or

iii.	if the quantity delivered is less than the quantity specified in the order, either require the Seller to (i) deliver the missing quantity of Equipment to Buyer at Seller's expense and risk of loss, or (ii) refund the price paid by Buyer for such missing Equipment, together with any charges or expenses incurred by Buyer in connection therewith.

C.Risk of loss of the Equipment shall pass to Buyer upon delivery as stipulated in Section 3.A. above. Title to the Equipment included in the First Channel Delivery, Second Channel Delivery and Third Channel Delivery shall pass to the Buyer upon Seller’s receipt of the Note associated with the First Channel Delivery, Second Channel Delivery or Third Channel Delivery, as applicable.

D.[*CONFIDENTIAL*]

4.COVENANTS.

A. The Buyer hereby covenants and agrees to provide the following as collateral to secure the payment of the Notes:

i.	A first priority security interest in the [*CONFIDENTIAL*] Channels purchased under this Agreement effective as of the Effective Date;

ii.	A first lien deed of trust on approximately 39.9 acres of commercial land located in Midland County, Texas to be delivered on or before the Second Channel Delivery; and

iii.	A first lien deed of trust on the properties located at 2501 and 2503 Commerce Drive, Midland, Texas to be delivered on or before the Second Channel Delivery (clauses (ii) – (iii), the “Properties”).

B.	Any repossession and removal of Equipment shall be without prejudice to any of Seller's other rights and remedies under this Agreement, at law or in equity. Buyer agrees, without further consideration, at any time to do or cause to be done, executed and delivered, all such further acts and instruments (including without limitation financing statements appropriate for filing) as Seller may reasonably request in order to perfect the foregoing security interests and liens.

5.REPRESENTATIONS AND WARRANTIES OF SELLER

A.Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

B.No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller; (b) violate or conflict with any provision of any Law or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller, or the Equipment; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; or (d) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Equipment.

C.Title to Purchased Equipment. Seller has good and valid title to all the Equipment, free and clear of Encumbrances.

D.Compliance with Laws.  The Equipment shall comply with all applicable laws, regulations, and rules, including without limitation all applicable FCC rules and regulations.

E.Non-Infringement. The Equipment does not and shall not infringe or misappropriate any third party's patent, copyright, trade secret, or other intellectual property rights; provided, however, that this warranty shall not apply to any infringement or misappropriation arising from (i) Buyer’s use of the Equipment in combination with other equipment, materials, processes, or methods not provided, approved or authorized by Seller (which authorization may be included in any Seller documentation pertaining to the Equipment), or (ii) modifications to the Equipment made by any party other than Seller or its authorized representatives.

6.WARRANTIES AND REMEDIES; WAIVER OF CONSUMER RIGHTS

A.Seller warrants to Buyer and its Affiliates that all Equipment delivered under this Agreement shall (i) be new and will not be used or refurbished, (ii) conform to all applicable specifications and perform in accordance with its documentation; (iii) be free from any defects in materials, workmanship, or design; and (iv) be free of any back door, time bomb, Trojan horse, worm, virus or similar malicious code. Seller agrees to replace or to correct any Equipment not conforming to the foregoing requirements when notified by Buyer within [*CONFIDENTIAL*] after Buyer’s acceptance of the Third Channel Delivery. Seller’s liability to repair is limited to the direct cost to correct the defect, including shipping costs.  In the event that Seller fails or is unable to replace or correct any non-conforming Equipment so that it complies with the foregoing warranties, Buyer shall be entitled to a refund of all fees paid for the non-conforming Equipment. These warranties survive any delivery, inspection, acceptance, or payment of or for the Equipment by Buyer.

B.[*CONFIDENTIAL*]

C.Seller shall not be liable for a breach of the warranty set forth in Section 6.A. to the extent that: (i) the defect is caused by Buyer’s failure to follow in all material respects Seller’s written instructions as to the storage, installation, commissioning, use or maintenance of the Equipment; (ii) the item has been subjected to material misuse, negligence, or accident; or (iii) Buyer makes any material alterations or repairs of the Equipment.

D.THE REMEDIES SET FORTH HEREIN SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES AND SELLER'S ENTIRE LIABILITY FOR ANY BREACH OF SELLER’S LIMITED WARRANTIES SET FORTH IN THIS SECTION 6.  THE REMEDIES STATED HEREIN FOR ANY SUCH BREACH SHALL BE IN LIEU OF ALL OTHER REMEDIES AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN LIEU OF LIABILITY FOR SELLER’S NEGLIGENCE OR FAULT (BUT NOT SELLER’S FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT), AND IN LIEU OF BUYER’S RIGHTS AND REMEDIES UNDER THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT (CHAPTER 17, TEXAS BUSINESS AND COMMERCE CODE). BUYER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. BUYER REPRESENTS THAT IT HAS CONSULTED WITH AN ATTORNEY OF ITS OWN SELECTION AND VOLUNTARILY CONSENTS TO THIS WAIVER.

7.INDEMNIFICATION

A. Buyer shall indemnify, defend and hold harmless Seller and its representatives, officers, directors, employees, agents, affiliates, successors and permitted assigns against any and all losses, damages, or liabilities, including reasonable attorneys' fees, to the extent incurred by such party, relating to, arising out or resulting from any claim of a third party alleging: (a) breach or non-fulfillment of any representation, warranty or covenant under the Agreement by Buyer or Buyer’s personnel; (b) any negligent or more culpable act or omission of Buyer or its personnel (including any recklessness or willful misconduct) in connection with the performance of Buyer’s obligations under the Agreement; (c) any bodily injury, death of any person or damage to real or tangible personal property caused by the willful or negligent acts or omissions of Buyer or its personnel; or (d) any failure by Buyer or its personnel to comply with any applicable laws, except in each of clauses (a) – (d) to the extent arising from Seller’s bad faith, willful misconduct, fraud, or gross negligence.

B.Seller shall indemnify, defend, and hold harmless Buyer and its officers, directors, employees, agents, representatives, Affiliates, successors,  and permitted assigns (collectively, the “Buyer Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees, and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by Buyer Indemnified Parties, relating to or resulting from any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature of a third party relating to:

i.	any breach or non-fulfillment of any representation, warranty, or covenant under this Agreement by Seller or Seller’s personnel (excluding breach of warranty as contemplated in Article 6 above, as to which the provisions of Article 6 shall govern);

ii.	any negligent or more culpable act or omission of Seller (including any recklessness or willful misconduct) in connection with the performance of Seller’s obligations under this Agreement;

iii.	any bodily injury or death of any person, or damage to real or tangible personal property caused by the acts or omissions of Seller or its personnel and/or caused by any fault or defect in the materials, design or workmanship of the Equipment; or

iv.	any failure by Seller or its personnel to comply with any applicable Laws.

8.LIMITATION OF LIABILITY

A.EXCEPT FOR SELLER’S INDEMNIFICATION OBLIGATIONS HEREUNDER RELATING TO BREACHES OF SECTION 5E FOR WHICH THERE SHALL BE NO LIMITATION ON LIABILITY AND EXCEPT AS PROVIDED IN THE IMMEDIATELY SUCCEEDING SENTENCE, IN NO EVENT SHALL SELLER'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE TOTAL OF THE AMOUNT PAID UNDER THIS AGREEMENT. THE FOREGOING LIMITATION SHALL NOT APPLY TO THE GROSSLY NEGLIGENT ACTS OR OMISSIONS, WILLFUL MISCONDUCT, OR FRAUD OF SELLER.  FOR CLARITY, EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEEDING SENTENCE AND EXCEPT FOR SELLER’S INDEMNIFICATION OBLIGATIONS HEREUNDER RELATING TO BREACHES OF SECTION 5E FOR WHICH THERE SHALL BE NO LIMITATION ON LIABILITY, SELLER’S LIABILITY UNDER THIS SECTION 8 SHALL ONLY INCLUDE THE PAYMENTS ACTUALLY RECEIVED BY SELLER FOR THE EQUIPMENT PURSUANT TO THIS AGREEMENT AT THE TIME THE CLAIM ACCRUES AND SHALL NOT INCLUDE ANY PREPAYMENTS MADE PURSUANT TO SECTION 2D.

B.EXCEPT AS AWARDED TO A THIRD PARTY PURSUANT TO SECTION 7 HEREOF, NEITHER PARTY SHALL BE RESPONSIBLE OR HELD LIABLE TO THE OTHER PARTY FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LIABILITY FOR LOSS OF USE, LOSS OF PROFITS, LOSS OF PRODUCT OR BUSINESS INTERRUPTION.  THE PROVISIONS OF THIS SECTION 8.B. SHALL APPLY NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR OTHERWISE AND REGARDLESS OF WHETHER THE LIABILITY OR REMEDIES ARISE IN CONTRACT, WARRANTY, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR OTHER FAULT,

WHETHER ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT) STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, STATUTE OR ANY OTHER THEORY OR CAUSE OF ACTION.

9.TERMINATION

A.Seller or Buyer may terminate this Agreement in case of (a) material breach by the other party in the performance of any obligation, covenant, or liability contained in this Agreement which, for the avoidance of doubt, shall include, but not be limited to, the Buyer's failure to make payment in accordance with the terms of this Agreement and the other Transaction Documents, and (b) dissolution, bankruptcy, insolvency, or liquidation of Buyer or Seller, or appointment of a receiver or trustee for Buyer or Seller or its property.

10.GENERAL

A.This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

B.Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Sections 7, 10 11, 13, of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, shall survive the expiration or earlier termination of this Agreement.

C.No amendment to, or modification of, this Agreement is effective unless it is in writing and signed by each Party.

D.Neither Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party.

E.The Seller and the Buyer shall pay their own costs and expenses incurred in connection with this Agreement.

F.Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction, shall not affect the validity, legality or enforceability of the relevant provision in any other jurisdiction, or of any other provision of the Agreement in any jurisdiction.

G.No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Any delay or omission by the Parties to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of the Parties under this Agreement shall be cumulative, except as otherwise specified above, and may be exercised separately or concurrently.

H.If the Buyer is required to pay any sum (including interest) under this Agreement and Buyer fails to pay such sum when due for payment within 30 days, the Buyer agrees to pay Seller a financing fee on such delinquent payments at the rate of (a) 10% per annum or, if lower, (b) the maximum amount permitted by law, such rate to be applicable both before and after the rendering of any judgment to enforce payment of such delinquent payments.

I.All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address as the receiving Party may designate from time to time in accordance with this section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notice to Buyer:	508 W. Wall, Suite 800 Midland, Texas 79701
Telephone: 817-693-2839
with a copy to (which shall not constitute notice):	Attention: Ian Shaw Email: ian.shaw@wilksbrothers.com Brown Rudnick LLP 1 Financial Center Boston, MA 02111 Attention: James Bedar, Esq. E-mail: JBedar@brownrudnick.com

Notice to Seller:	7007 Pinemont Drive Houston, Texas, USA 77040
Telephone: 713 303 8209
Attention: Robert Curda Email: rcurda@geospace.com

11.CONFIDENTIALITY

A. From time to time during the term of this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Recipient”) information about its or its Affiliates’ business affairs, goods, services, forecasts, confidential intellectual property rights, trade secrets, third-party confidential information, and other sensitive or proprietary information, such information, as well as the terms of this Agreement, whether orally or in visual, written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential” (collectively, “Confidential Information”).  Confidential Information does not include information that at the time of disclosure:

i.	is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 11 by the Recipient or any of its Representatives;

ii.	is obtained by the Recipient or its Representatives on a non-confidential basis from a third party that was not legally or contractually prohibited from disclosing such information;

iii.	the Recipient establishes by documentary evidence was in the Recipient's or its Representatives'

possession prior to disclosure by or on behalf of the Disclosing Party;

iv.	the Recipient establishes by documentary evidence was or is independently developed by the Recipient or its Representatives without using any of the Disclosing Party's Confidential Information; or

v.	is required to be disclosed pursuant to applicable Law.

B.The Recipient shall:

i.	protect and safeguard the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as the Recipient would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

ii.	not use the Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and

iii.	not disclose any such Confidential Information to any individual or entity, except to the Recipient's Representatives who need to know the Confidential Information to assist the Recipient, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

C.This Section 11 shall not apply to the extent that the disclosure or use of information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, including without limitation with the U.S. Securities and Exchange Commission, or  to the extent that the disclosure or use of information is required by law, regulation or legal process.

12.GOVERNING LAW; SUBMISSION TO JURISDICTION

A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws. Each Party, for itself and its successors and assigns, hereby irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts in Texas, (b) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Agreement brought in Harris County, Texas, (c) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (d) agrees that any legal proceeding against any party to any of this Agreement arising out of or in connection with any of this Agreement may be brought in one of the foregoing courts.

B.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING

TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF EITHER PARTY, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH EITHER PARTY, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

13.DEFINITIONS

“Affiliate” of an entity means any other entity or individual that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such entity.

“Agreement” has the meaning set forth in the preamble and includes all schedules, exhibits, and attachments to this Agreement.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Channels” means individual seismic data acquisition units, each consisting of Seller’s Pioneer™ device.

“Control” (and with correlative meanings, the terms “Controlled by” and “under common Control with”) means, with respect to any individual or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another entity, whether through the ownership of voting securities, by contract, or otherwise.

“Deeds of Trust” means those certain Deeds of Trust, in the form attached as Exhibit C to this Agreement, to be delivered on or before the date of the Second Channel Delivery, given by Dawson Geophysical Company, a Texas corporation, for the benefit of GTC, Inc. relating to the Properties, as they may from time to time be amended, extended, supplemented, or restated.

“First Channel Delivery” means the initial delivery by the Seller to the Buyer of approximately [*CONFIDENTIAL*] functional and conforming Channels.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization, or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Law" means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, order, writ, injunction, judgment, decree, or other requirement or rule of law, including those promulgated by any Governmental Authority.

“Representatives” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Second Channel Delivery” means the delivery by the Seller to the Buyer of approximately [*CONFIDENTIAL*] functional and conforming Channels, which shall occur following the First Channel Delivery.

“Seller” has the meaning set forth in the preamble of this Agreement.

“Third Channel Delivery” means the delivery by the Seller to the Buyer of approximately [*CONFIDENTIAL*] functional and conforming Channels, to occur after the Second Channel Delivery.

“Transaction Documents” means the Purchase Money Security Agreement, the Deed of Trust, the Notes, and all other agreements, documents, instruments or certificates delivered or required to be delivered by any party pursuant to this Agreement.

“Worksite” means 7007 Pinemont Drive, Houston, Texas, USA 77040.

[Signature Page Follows]

GTC, INC.DAWSON OPERATING LLC

Signature: /s/ Rich Kelley                                 Signature: /s/ Tony Clark

Name:Rich KelleyName:Tony Clark

Title:President and Chief Executive OfficerTitle:President and CEO

EXHIBIT A – EQUIPMENT

[*CONFIDENTIAL*]

EXHIBIT B

Form of Note

See Exhibit 10.3